                                                                   EXHIBIT 10.32

                           EMPOWER HEALTH CORPORATION

                       COMMUNITY PARTNER PROGRAM AGREEMENT


         This Community Partner Program Agreement (the "Agreement") is made and entered into as of _________________________, 1999 (the "Effective Date") by and between Empower Health Corporation ("EHC"), a Texas corporation with offices at 8920 Business Park Drive, Austin, Texas 78759, and [FULL HOSPITAL NAME], a [STATE] corporation ("Customer") with its principal place of business located at
_____________________________.

                                    RECITALS

         WHEREAS, EHC develops, markets and maintains an integrated suite of Internet enabled, consumer oriented software applications and services, including but not limited to, Dr. Koop's Personal Medical Record System, Dr. Koop's Community, electronic commerce and electronic data interchange services, and advertising and promotional services on the Internet at the web site http://drkoop.com (collectively, the "EHC Web Site");

         WHEREAS, EHC offers a service to healthcare providers which enables such healthcare providers to associate themselves with the EHC Web Site through:
(a) a series of co-branded pages located at a URL unique to the healthcare provider, which web pages are customized for the healthcare provider, and (b) the right to link from such co-branded pages to the EHC Web Site. Such co-branded healthcare provider sites are referred to as Partner Communities (individually, a "Partner Community"); and

         WHEREAS, Customer is a healthcare provider who desires to establish a Partner Community bearing its name (the "[HOSPITAL NAME] Partner Community") for use by Customer and Customer's member physicians, providers and plan members ("Customer's Subscribers"); and EHC is willing to develop for Customer the [HOSPITAL NAME] Partner Community and to grant to Customer the right for Customer's Subscribers to access the EHC Web Site through the [HOSPITAL NAME] Partner Community, in accordance with the terms and conditions this Agreement.

                                   AGREEMENT

         NOW, THEREFORE, in consideration of the obligations set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                  ARTICLE 1.
                                 EHC SERVICES

         1.1. EHC SERVER. EHC will design, create, and host for Customer, for the fees set forth in Article 6, the [HOSPITAL NAME] Partner Community which incorporates Customer's Content (as defined below) and which has the features and functions as set forth on Exhibit A attached hereto. The [HOSPITAL NAME]
                              ---------
Partner Community shall consist of up to ten (10)

HTML pages. While Customer and EHC shall collaborate on the "look and feel" of the [HOSPITAL NAME] Partner Community, the [HOSPITAL NAME] Partner Community will be designed to have substantially the same "look and feel" as the EHC Web Site. During the term of this Agreement, EHC shall host such Partner Community on a server or servers owned by EHC (the "EHC Server").

               (a) EHC shall use commercially reasonable efforts to ensure that the [HOSPITAL NAME] Partner Community is accessible at all times; provided, however, that EHC shall not be responsible for downtime or other problems caused by any public network, including the Internet or communications carrier; and

               (b) Customer hereby acknowledges and agrees that access by Customer and Customer's Subscribers to the [HOSPITAL NAME] Partner Community and the EHC Web Site are subject to the terms and conditions of EHC's standard terms and conditions of use, as set forth on Exhibit B attached hereto ("Standard
                                       ---------
Terms"). EHC may from time to time change its Standards Terms by providing written notice to Customer and by posting such updated Standard Terms to the [HOSPITAL NAME] Partner Community and EHC Web Site.

         1.2. CUSTOMER CONTENT. Customer shall provide to EHC within ten (10) days from the Effective Date the content for the HTML pages (the "Customer Content") in a suitable electronic format to be incorporated into the [HOSPITAL NAME] Partner Community. EHC reserves the right to reject any Customer Content which EHC determines in its sole discretion is unsuitable for inclusion in the [HOSPITAL NAME] Partner Community.

         1.3. HTML PAGES APPROVAL PROCESS. Within twenty (20) days from EHC's receipt of the Customer Content, EHC will design and make available to Customer the [HOSPITAL NAME] Partner Community for Customer's review either by providing a copy to Customer or by providing non-public (i.e., password protected) access via the Internet or other means of remote access to the [HOSPITAL NAME] Partner Community. Customer shall either accept (which acceptance shall not be unreasonably withheld) the [HOSPITAL NAME] Partner Community or shall provide written notice to EHC within five (5) business days describing in reasonable detail any problems or deficiencies noted by Customer in the [HOSPITAL NAME] Partner Community. If Customer does provides such written notice of deficiencies within the five (5) business day period, EHC shall correct such deficiencies and shall thereafter again submit the [HOSPITAL NAME] Partner Community to Customer for acceptance as provided above. If EHC does not receive any notice of deficiencies within the notice period, Customer shall be deemed to have given constructive approval of the [HOSPITAL NAME] Partner Community. Upon Customer's acceptance of the [HOSPITAL NAME] Partner Community, such Partner Community shall be made publicly available. Thereafter, Customer may update the content on a monthly basis by providing to EHC updated Customer Content and EHC shall update the content of such HTML pages within ten (10) days after receipt of such updated Customer Content.

         1.4. OTHER SERVICES. EHC shall also provide to Customer, upon request, the services described on the attached Exhibit C at the prices set forth on
                                       ---------
Exhibit C.
---------

         1.5. PROJECT MANAGER. Customer shall designate a project manager with the responsibility and authority to carry out Customer's obligations under this Agreement and who will be available to EHC as reasonably required.

                                  ARTICLE 2.
                   TRADEMARKS AND OTHER PROPRIETARY MATTERS.

         2.1. TRADEMARK LICENSE. Subject to the terms and conditions of this Agreement, EHC hereby grants to Customer a limited license to use the EHC trademarks as set forth on Exhibit D (the "EHC Marks") solely for purposes of
                           ---------
using, marketing and promoting the [HOSPITAL NAME] Partner Community during the Term (as defined below), provided that Customer shall, in each instance, obtain EHC's written approval for use of the EHC Marks in any such collateral materials, which consent shall not be unreasonably withheld.

         2.2. RESERVATION OF RIGHTS. Customer acknowledges and agrees that (i) the EHC Marks are and shall remain the sole property of EHC; (ii) nothing in this Agreement shall convey to Customer any right of ownership in the EHC Marks;
(iii) Customer shall not now or in the future contest the validity of the EHC Marks; and (iv) Customer shall not in any manner take any action that would impair the value of, or goodwill associated with, such marks. Customer acknowledges and agrees that all use of EHC Marks by Customer shall inure to the benefit of EHC.

         2.3. QUALITY STANDARDS AND MAINTENANCE. The parties acknowledge and agree that it is necessary for EHC to maintain uniform standards governing all facets of the EHC Web Site in order to provide users worldwide with high quality and consistent levels of service, and to protect the reputation and goodwill associated with the EHC Web Site. Accordingly, Customer agrees that the quality of goods and services offered under the [HOSPITAL NAME] Partner Community shall be at least as high as the quality of the goods and services offered by EHC with respect to the EHC Web Site. Customer agrees to comply with such specific standards for use of the EHC Marks as EHC may, in its discretion, establish and modify from time to time.

         2.4. USE OF NAME AND LIKENESS. Customer shall not have any right to use the name and/or likeness of Dr. C. Everett Koop or to make any statements, whether written or oral, which state or otherwise imply, directly or indirectly, any endorsement from or affiliation with Dr. Koop in any manner whatsoever without the prior written consent of EHC, which consent may be withheld in EHC's sole discretion.

                                  ARTICLE 3.
                               OWNERSHIP OF DATA

         3.1. EHC requests its users, including Customer's Subscribers (collectively "Individual Users"), to provide personal information when they sign up for certain services including requesting information on a specific disease, chat rooms and forums ("User Data"). Such User Data is owned by each Individual User and EHC does not use or disclose any such User Data without the consent of the Individual User.

         3.2. EHC shall provide to Customer any and all User Data for which the Individual User has specifically authorized release to Customer. In the event that an Individual User grants rights to Customer for use of his User Data, Customer shall use its best efforts to keep User Data confidential and shall only use such data in an ethical manner. Customer may use User Data for its owns purposes, but User Data may not be disclosed, sold, assigned, leased or otherwise disposed of to third parties by Customer.

         3.3. The User Data shall be EHC Confidential Information under Article 7 and shall in addition be subject to the terms of this Article 3. Customer shall afford the User Data the same level of protection as it affords its own patient data. Customer shall be liable for the conduct of its employees, agents and representatives who in any way breach this Amendment. Customer's obligations to treat the User Data as Confidential Information under Article 7 and this
Article 3 shall continue in perpetuity following termination of this Amendment.

                                  ARTICLE 4.
                  REPRESENTATIONS AND WARRANTIES; LIMITATIONS

         4.1. EHC WARRANTY. EHC represents and warrants for the benefit of Customer that the EHC Web Site and other content provided by EHC (the "Information") does not and will not infringe any copyright of any third party and does not and will not constitute a defamation or invasion of the rights of privacy or publicity of any kind of any third party.

         4.2. CUSTOMER WARRANTY. Customer represents and warrants for the benefit of EHC that (i) the Customer Content shall not infringe any copyright of any third party and does not and will not constitute a defamation or invasion of the rights of privacy or publicity of any kind of any third party; (ii) Customer and Customer's Subscribers use of the [HOSPITAL NAME] Partner Community and EHC Web Site shall be in accordance with the Standard Terms; and (iii) that it is not an entity or an affiliate of any entity which engages in the manufacture or wholesale distribution of tobacco or tobacco products (such activities are collectively referred to as "Tobacco Industry Affiliation"). Customer hereby acknowledges that neither EHC nor its suppliers directly or indirectly practice medicine or dispense medical services as part of EHC Web Site.

         4.3. INDEMNIFICATION BY EHC. EHC agrees to indemnify and hold harmless Customer, its officers, directors, employees and agents from and against any claims, demands, causes of action and judgments (including reasonable attorneys' fees and court costs) (collectively, "Customer Claims") by any third party arising out of any breach or alleged breach of any of EHC's representations and warranties contained in Section 4.1, provided that Customer gives EHC prompt written notice of the assertion of any such Customer Claim. EHC shall have the option to undertake and control the defense and settlement of any such Customer Claim; provided, however, that Customer may participate in any such proceeding at its own expense with counsel of its own choosing.

         4.4. INDEMNIFICATION BY CUSTOMER. Customer agrees to indemnify and hold harmless EHC, its officers, directors, employees and agents from and against any claims, demands, causes of action and judgments (including reasonable attorneys' fees and court costs)

(collectively, "EHC Claims") by any third party arising out of: (i) any breach or alleged breach of any of Customer's representations and warranties contained in this Agreement; (ii) Customer Content and/or Customer's participation in the EHC Web Site through its sponsorship of, without limitation, chat rooms, forums and healthcare topics; and (iii) any representation or warranties made by Customer to a third party with respect to the [HOSPITAL NAME] Partner Community or EHC Web Site which representation or warranty by Customer is inconsistent with the terms and conditions of this Agreement or the Standard Terms, provided that EHC gives Customer prompt written notice of the assertion of any such EHC Claim. Customer shall have the option to undertake and control the defense and settlement of any such EHC Claim; provided, however, that (i) EHC may participate in any such proceeding at its own expense with counsel of its own choosing, and (ii) Customer shall not settle any such EHC Claim in a manner that adversely affects EHC unless EHC agrees to such settlement in writing.

                                  ARTICLE 5.
                            LIMITATION OF LIABILITY

         5.1. WARRANTY. THIS AGREEMENT IS AN AGREEMENT FOR SERVICES. NOTWITHSTANDING THE FOREGOING AND EXCEPT AS SET FORTH IN SECTION 4.1, EHC SPECIFICALLY DISCLAIMS ALL WARRANTIES WITH REGARD TO THE [HOSPITAL NAME] PARTNER COMMUNITY, EHC WEB SITE, INFORMATION AND SERVICES PROVIDED HEREUNDER, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY, NONINFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE. IN PARTICULAR, AND NOT BY WAY OF LIMITATION, EHC DOES NOT WARRANT THAT THE [HOSPITAL NAME] PARTNER COMMUNITY OR THE EHC WEB SITE WILL OPERATE ERROR-FREE OR WITHOUT INTERRUPTION OR THAT ANY FILES AVAILABLE FOR DOWNLOAD FROM THE EHC WEB SITE WILL BE FREE OF INFECTION BY VIRUSES, WORMS OR OTHER UNAUTHORIZED CODE. As used herein, "Unauthorized Code" shall mean harmful program or data incorporated into files which destroys, erases, damages or otherwise disrupts the normal operation of the user's computer systems or allows for unauthorized access to the user's computer systems.

         5.2. DAMAGES. IN NO EVENT SHALL EHC BE LIABLE TO CUSTOMER FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS, LOSS OF DATA, LOSS OF BUSINESS OR OTHER LOSS ARISING OUT OR RESULTING FROM THIS AGREEMENT EVEN IF EHC HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING SHALL APPLY REGARDLESS OF THE NEGLIGENCE OR OTHER FAULT OF EHC AND REGARDLESS OF WHETHER SUCH LIABILITY SOUNDS IN CONTRACT, NEGLIGENCE, TORT OR ANY OTHER THEORY OF LIABILITY. Notwithstanding the foregoing and except as set forth in Section 4.3, in no event shall EHC's liability arising out of this Agreement exceed the total amount of fees actually paid by Customer to EHC during the immediately proceeding six (6) month period.

                                  ARTICLE 6.
                                    PAYMENT

            [DELETE WHICH EVERY PAYMENT CLAUSE THAT DOES NOT APPLY]

         6.1. FEES. In consideration of the license granted in Article 2, and for the Services, Customer shall pay EHC the fee of $[AMOUNT] (the "Fees") as follows. Such Fees shall be paid in twelve (12) consecutive monthly installments of $[AMOUNT] with the first payment due and payable on the Effective Date.

         FEES. In consideration of the license granted in Article 2, and for the Services, Customer shall pay EHC the fee of $[AMOUNT] (the "Fees") on execution of this Agreement.

         6.2. INTEREST AND COLLECTION COSTS. Any payment not received within thirty days of the due date as set forth on an invoice should be considered delinquent. Interest shall accrue on delinquent payments at the rate of one and one-half percent (1.5%) per month or the highest rate permitted by applicable law, whichever is less.

         6.3. TAXES. The Fees do not include local, state or federal sales, use, excise, personal property or similar taxes or levies. Any and all such taxes or levies, however designated, paid by EHC (other than taxes based on net income of EHC) attributable to this Agreement shall be paid by Customer upon invoice to Customer.


                                  ARTICLE 7.
                                CONFIDENTIALITY

         7.1. CONFIDENTIALLY OBLIGATIONS. Either party (the "Disclosing Party") may from time to time disclose Confidential Information to the other party (the "Recipient"). "Confidential Information" is all nonpublic information concerning the business, technology, internal structure and strategies of the Disclosing Party which is conveyed to the Recipient orally or in tangible form and is either marked as "confidential" or which is identified as "confidential" prior to disclosure. The parties acknowledge and agree that all User Data, and any portions thereof, is deemed Confidential Information regardless of whether it is identified as confidential. During the term of this Agreement and for a period of two (2) years thereafter, Recipient will keep in confidence and trust and will not disclose or disseminate, or permit any employee, agent or other person working under Recipient's direction to disclose or disseminate, the existence, source, content or substance of any Confidential Information to any other person. Recipient will employ at least the same methods and degree of care, but no less than a reasonable degree of care, to prevent disclosure of the Confidential Information as Recipient employs with respect to its own confidential patent data, trade secrets and proprietary information. Recipient's employees and independent contractors will be given access to the Confidential Information only on a need-to-know basis, and only if they have executed a form of non-disclosure agreement with Recipient which imposes a duty to maintain the confidentiality of information identified or described as confidential by Recipient and after Recipient has expressly informed them of the confidential nature of the Confidential Information. Recipient will not copy or load any of the Confidential

Information onto any computing device or store the Confidential Information electronically except in circumstances in which Recipient has taken all necessary precautions to prevent access to the information stored on such device or electronic storage facility by anyone other than the persons entitled to receive the Confidential Information hereunder.

         7.2. PERMITTED DISCLOSURES. The commitments in this Section 7 will not impose any obligations on Recipient with respect to any portion of the received information which: (i) is now generally known or available or which, hereafter through no act or failure to act on the part of Recipient, becomes generally known or available; (ii) is rightfully known to Recipient at the time of receiving such information; (iii) is furnished to Recipient by a third party without restriction on disclosure and without Recipient having actual notice or reason to know that the third party lacks authority to so furnish the information; (iv) is independently developed by Recipient; or (v) is required to be disclosed by operation of law or by an instrumentality of the government, including but not limited to any court, tribunal or administrative agency.

        7.3. USER DATA. User Data is subject to additional obligations of confidentiality as described in Article 3 above.

                                  ARTICLE 8.
                             TERM AND TERMINATION

         8.1. TERM. The term of this Agreement shall commence upon the Effective Date and shall continue for one year (the "Term"). Thereafter, this Agreement shall may be renew for successive terms of one year by mutual agreement of the parties.

         8.2. TOBACCO AFFILIATION. Upon commencing any activities relating to Tobacco Industry Affiliation, Customer shall promptly notify EHC of its intent to undertake Tobacco Industry Affiliation. Upon receipt of such notice or upon learning of any such Tobacco Industry Affiliation from a third party, EHC shall have the right to immediately terminate this Agreement without liability of any kind.

         8.3. TERMINATION FOR BREACH. If either party is in default of any material provision of this Agreement and such default is not corrected within thirty (30) days of receipt of written notice, the other party shall have the right to terminate this Agreement.

         8.4. TERMINATION FOR INSOLVENCY. Either party shall also have the right to terminate this Agreement by writing immediately if the other party (i) voluntarily or involuntarily becomes the subject of a petition in bankruptcy or of any proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors; or (ii) admits in writing its inability to pay its debts as they become due.

         8.5. SURVIVAL. The rights and obligations under Articles 3, 4, and 7 and Sections 5.2 and 9.3 shall survive after the expiration or earlier termination of this Agreement.

                                   ARTICLE 9.
                            MISCELLANEOUS PROVISIONS

         9.1. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding and agreement between the parties, and supersedes all previous agreements (whether written or oral) concerning the subject matter hereof. This Agreement may not be amended or supplemented except by a written document executed by the parties to this Agreement.

         9.2. ASSIGNMENT. Customer may not assign this Agreement nor any interest in this Agreement without the prior written consent of EHC.

         9.3. ARBITRATION. Any and all disputes, controversies and claims arising out of or relating to this Agreement or concerning the respective rights or obligations of the parties hereto shall be settled and determined by arbitration in Austin, Texas before a panel of one (1) arbitrator pursuant to the Commercial Rules then in effect of the American Arbitration Association. Each party shall have no longer than 3 days to present its position. Judgment upon the award rendered may be entered in any court having jurisdiction or application may be made to such court for a judicial acceptance of the award and an order of enforcement. The parties agree that the arbitrators shall have the power to award damages, injunctive relief and reasonable attorneys' fees and expenses to any party in such arbitration.

         9.4. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Texas, but without giving effect to its laws or rules relating to conflicts of laws.

         9.5. PUBLICITY. Except as may be required by applicable laws and regulations or a court of competent jurisdiction, or as required to meet credit and financing arrangements, or as required or appropriate in the reasonable judgment of either party to satisfy the disclosure requirements of an applicable securities law or regulation or any applicable accounting standard, neither party shall make any public release respecting this Agreement and the terms hereof without the prior consent of the other party.

         9.6. NOTICE. All notices, statements, and reports required or permitted by this Agreement shall be in writing and deemed to have been effectively given and received five (5) days after the date of dispatch by certified or registered mail, postage prepaid, to the party to whom any such notice, statement, or report is to be given, addressed as follows:

         For EHC:                                    For Customer:

              Empower Health Corporation                   ___________________
              Personal Medical Records, Inc.               ___________________
              8920 Business Park Drive                     ___________________
              Austin, TX 78759                             ___________________

              Attn: Chief Financial Officer

Either party may change its address for the purpose of this paragraph by notice given pursuant to this paragraph.

         9.7. FORCE MAJEURE. Neither party hereto shall be in default hereunder by reason of its delay in the performance or failure to perform any of its obligations hereunder for any event, circumstance, or cause beyond its control such as, but not limited to, acts of God, strikes, lock-outs, general governmental orders or restrictions, war, threat of war, hostilities, revolution, riots, epidemics, power shortages, fire, earthquake, or flood. The party affected by any such event shall notify the other party within a maximum period of fifteen (15) days from its occurrence. The performance of this Agreement shall then be suspended for as long as any such event shall prevent the affected party from performing its obligations under this Agreement.

         9.8. SEVERABILITY. The provisions of this Agreement are severable, and in the event any provision hereof is determined to be invalid or unenforceable, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

         9.9. HEADINGS. The headings of the articles and several paragraphs of this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         9.10. WAIVER. The waiver of a default hereunder by one party may be effected only by a written acknowledgment signed by the other party and shall not constitute a waiver of any other default. The failure of either party to enforce any right or remedy for any one default shall be deemed a waiver of said right or remedy if the party persists in such default or commits any other default, nor shall such failure in any way affect the validity of this Agreement or any part hereof.

         9.11. INDEPENDENT PARTIES. Nothing in this Agreement shall be deemed to constitute, create, give effect to or otherwise recognize a partnership, joint venture or formal business entity of any kind; and the rights and obligations of the parties shall be limited to those expressly set forth herein.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the Effective Date.

Empower Health Corporation:            [FULL HOSPITAL NAME]:

Signature:________________________     Signature:_________________________

Name:_____________________________     Name:______________________________

Title:____________________________     Title:_____________________________

                                   EXHIBIT A

                           STANDARD OFFERING: $100K

EHC will:

 .        Host co-branded web pages at its facilities dedicated to Customer. This will consist of a maximum of 10 distinct web pages.

 .        Co-Branding will be effected through banner space on the standard headers and borders that establish the look and feel for the Dr. Koop's Community web pages. These headers and borders will appear on all ten pages of the [HOSPITAL NAME] Partner Community.

 .        Provide a web-based toolkit to assist the customer's webmasters in adding links to the customer's primary web site (or the [HOSPITAL NAME] Partner Community) that point into specific areas of the EHC Website as needed by Customer.

 .        List the Customer's web site, in its appropriate geographic region, as part of the EHC Web Site regional directory.

 .        Provide technical and administrative support for online chat rooms and forums. Moderators and topics are to supplied by Customer.

                                   EXHIBIT B

                                STANDARD TERMS

                                   EXHIBIT C

                                OTHER SERVICES


OPTIONS:

SELF-ASSESSMENT APPLICATION:  $50K, EHC AGREES TO WAIVE THE FIRST YEAR PAYMENT

EHC will provide a web-based medical self-assessment application. This application will, after soliciting answers to important questions, return to the user a medical narrative summarizing the results of the question and answer session.

SECURE MESSAGING: $50K

EHC will provide a secure messaging service for use among all registered users in EHC Web Site and the [HOSPITAL NAME] Partner Community. EHC will also provide a look-up directory service to assist users in finding other users and medical personnel to whom messages may be sent.

DIGITAL CERTIFICATES:  $50K

EHC will provide digital certificates to those users in the [HOSPITAL NAME] Partner Community who need an extra level of security and identification. EHC will provide the long-term management of these certificates including certificate re-issuing, certificate revocation, and certificate archiving.

                                   EXHIBIT D

                              TRADEMARKS, QUOTES



TRADEMARKS:

[LOGO]
A DRKOOP.COM
COMMUNITY